IBM 1Q24 Earnings Prepared Remarks 1 Introduction Thank you. I’d like to welcome you to IBM’s first quarter 2024 earnings presentation. I’m Olympia McNerney, and I’m here today with Arvind Krishna, IBM’s Chairman and Chief Executive Officer, and Jim Kavanaugh, IBM’s Senior Vice President and Chief Financial Officer. We’ll post today’s prepared remarks on the IBM investor website within a couple of hours, and a replay will be available by this time tomorrow. To provide additional information to our investors, our presentation includes certain non-GAAP measures. For example, all of our references to revenue and signings growth are at constant currency. We’ve provided reconciliation charts for these and other non-GAAP financial measures at the end of the presentation, which is posted to our investor website. Finally, some comments made in this presentation may be considered forward looking under the Private Securities Litigation Reform Act of 1995. These statements involve factors that could cause our actual results to differ materially. Additional information about these factors is included in the company’s SEC filings. So with that, I’ll turn the call over to Arvind. Exhibit 99.1

IBM 1Q24 Earnings Prepared Remarks 2 CEO Perspective Thank you for joining us. In the first quarter, we had solid performance across revenue and cash flow. These results are further proof of the quality of our portfolio and our hybrid cloud and AI strategy. We had good performance in Software, at the high end of our model, continued strength in Infrastructure, above of our model, while Consulting was below model. On a relative basis, Consulting outperformed the market. Our cash flow generation is the strongest first quarter level we have reported in many years. This performance speaks to the strength of our diversified business model.

IBM 1Q24 Earnings Prepared Remarks 3 Creates Leading End-to-End Hybrid and Multi-Cloud Platform Before we get into more detail on the quarter, let me address the announcement of our agreement to acquire HashiCorp, a company we have partnered with for a long time and believe is a tremendous strategic fit with IBM. Enterprise clients are wrestling with an unprecedented expansion in infrastructure and applications across public and private clouds, as well as on-prem environments, making this the ideal time to pursue this acquisition. As generative AI deployment accelerates alongside traditional workloads, developers are working with increasingly heterogeneous, dynamic, and complex infrastructure strategies. HashiCorp has a proven track record of helping clients manage the complexity of today’s infrastructure by automating, orchestrating, and securing hybrid and multi-cloud environments. HashiCorp is a great strategic addition to our portfolio, extending Red Hat’s hybrid cloud capabilities to provide end-to-end automated infrastructure and security lifecycle management. HashiCorp’s technology is foundational to enabling the transition to hybrid and multi-cloud and Terraform is the industry standard for infrastructure automation for these environments. With security top of mind for every enterprise, Vault is a powerful secrets management offering to automate identity security across applications. The combination will also bolster our leading IT automation platform to address the sprawling complexity of AI driven application and infrastructure growth. HashiCorp’s products have widescale adoption in the developer community, highlighting the pervasive nature of their technology – used by

IBM 1Q24 Earnings Prepared Remarks 4 over 85% of the Fortune 500 and downloaded over half a billion times. The acquisition of HashiCorp builds on IBM’s commitment to industry collaboration, the developer community and open-source hybrid cloud and AI innovation. Today’s acquisition is consistent with our M&A strategy. We have taken a disciplined approach to M&A and HashiCorp aligns well across all our key criteria to continue to focus and strengthen our portfolio on hybrid cloud and AI, deliver synergies with the rest of IBM and be near term accretive to free cash flow. I will now turn it to Jim to discuss the financial implications.

IBM 1Q24 Earnings Prepared Remarks 5 Together We Unlock Value and Drive Growth Thank you, Arvind. Let me start with the details of the transaction. We have agreed to acquire HashiCorp for $6.4 billion of enterprise value, to be funded by cash on hand. The transaction was approved by HashiCorp’s board of directors. Closing is anticipated by the end of 2024, subject to approval by HashiCorp’s shareholders, regulatory approvals and other customary closing conditions. We have been executing a disciplined capital allocation strategy and the acquisition of HashiCorp meets all of our criteria including strategic fit as Arvind just walked through, synergies across IBM, and financial accretion. Let me start by addressing synergies. We see multiple drivers of product synergies within IBM and accelerating growth for HashiCorp. Product synergies span across multiple strategic growth areas for IBM including Red Hat, watsonx, data security, IT Automation, and Consulting. For example, the powerful combination of Red Hat’s Ansible Automation Platform’s configuration management and Terraform’s automation will simplify provisioning and configuration of applications across hybrid cloud environments. We are well positioned to drive growth for HashiCorp by leveraging IBM’s enterprise incumbency and global reach. With 70% of their revenue today coming from the U.S., the opportunity to scale HashiCorp across IBM’s operations in 175 countries is significant. We also believe we can accelerate HashiCorp’s adoption with IBM clients. To put this in perspective, only about 20% of the Forbes Global 2000 are HashiCorp customers and just a quarter of HashiCorp’s customers result in more than $100k annual recurring revenue, underscoring the opportunity to better monetize and upsell their products. Bringing it all together, the acquisition allows us to deliver a more comprehensive hybrid

IBM 1Q24 Earnings Prepared Remarks 6 cloud offering to enterprise clients, enhancing IBM’s ability to capture global cloud opportunity. This will drive a higher growth profile over time. Finally, we expect to realize operating efficiencies and expect the transaction to be accretive to Adjusted EBITDA within the first full year post close and to free cash flow in year two. Significant near-term cost synergies underpin the financial profile of the transaction, while product synergies represent further upside. We are very comfortable with our strong balance sheet, liquidity profile, and solid investment grade rating and remain committed to our dividend policy. I’ll now turn it back to Arvind.

IBM 1Q24 Earnings Prepared Remarks 7 CEO Perspective Now turning back to the quarter, let me start with a few comments on the macro-economic environment. We expect the global economy to behave similarly to last year albeit with some uncertainty due to persistently high interest rates. There are reasons to believe technology will be even more important in 2024 as clients focus on productivity improvements and customer experience. AI-driven productivity in particular continues to be a top priority for businesses for both cost reductions and new revenue opportunities. I will now provide some details on the execution of our strategy around hybrid cloud and AI. Enterprise AI continues to gain traction. This year we anticipate more clients moving from experimenting to deploying AI at scale to unlock productivity. We are pleased with the solid progress of our AI offerings. Each quarter, we are winning more clients, expanding partnerships and introducing new innovations. Inception to date, our book of business related to watsonx and generative AI is greater than $1 billion, with sequential quarter over quarter growth. Similar to last quarter, this remains weighted towards Consulting. We believe our comprehensive AI strategy is well positioned to help clients scale AI. We developed our watsonx platform for clients to build their AI solutions, spanning from foundation model training to data preparation and governance. This includes both IBM Granite models and third-party models, giving our clients variety as well as the efficiency and focus on enterprise domains that IBM brings. We have leveraged watsonx to build AI assistants through our software portfolio. Our consultants are helping clients navigate the AI landscape. And finally, we are seeing our

IBM 1Q24 Earnings Prepared Remarks 8 Infrastructure segment play a larger role as clients leverage their hardware investments in their AI strategies. Let me touch on these Infrastructure dynamics briefly. As AI becomes widely adopted, IBM Z is uniquely advantaged. We believe a lot of AI inferencing will happen where the data is for security, efficiency and latency reasons. Our full stack focus, from on-chip AI processing, to AI accelerator cards, to watsonx platform support, allows models to be built and trained on any platform, and easily deployed on IBM Z. The Telum chip is a unique differentiator, enabling real-time AI inferencing. Generative AI is also driving lift for our Storage offerings where industry- leading performance and scalability is utilized for data-curation, model- building, and fine-tuning. For enterprises to deploy AI at scale, AI is not a one-size-fits-all proposition. It requires tuned, domain specific models trained with quality data to maximize its impact. Clients value the flexibility of our approach. They appreciate having the ability to leverage a combination of AI models, whether they are IBM’s, their own models, or open-source models, such as Llama from Meta and Mixtral from Mistral. And they can deploy these AI models across multiple environments. The flexibility we offer is resonating as there are use cases for both large and more efficient models. We are committed to an open innovation ecosystem around AI, to help our clients maximize flexibility and leverage skills. Let me spend a minute on our progress in this area. We see early parallels to Linux in making open- source AI models performant for enterprise use. We believe that IBM with Red Hat can be a key driver of open-source AI. As you know, we have done a lot of work with AI models and recently released a family of state-of-the- art open-source code models from our Granite series. Red Hat and IBM also recently launched InstructLab to evolve and improve AI models

IBM 1Q24 Earnings Prepared Remarks 9 through incremental community contributions, much like open-source software. This open strategy is resonating around the world. We recently announced a collaboration with the Spanish government to leverage IBM’s investments across the entire AI stack and open source to build the world’s leading suite of foundation models proficient in the Spanish language. Enterprise use cases addressing code modernization, customer service and digital labor remain top of mind for our clients. This quarter we signed a multiyear contract with Providence Health to reimagine talent and HR workflows with AI from IBM and partners. We’re also providing data- driven insights and enabling Spanish-language narration for this year’s Masters golf tournament. Our partner ecosystem remains essential to both AI and hybrid cloud growth. This quarter, we progressed strategic partnerships with a number of industry leaders. Consulting joined forces with NVIDIA to accelerate clients' AI journeys. ServiceNow will embed watsonx AI capabilities into the ServiceNow platform to accelerate enterprise digital transformation. We also expanded our relationship with Adobe around OpenShift and watsonx as it relates to the Adobe Experience Platform. We continue to invest in emerging technology as well, bringing new innovations to the market. Since we put the world’s first quantum system on the cloud in 2016, we have deployed over 80 quantum systems and our users have run over three trillion programs to date. We just installed a Quantum System One at Rensselaer Polytechnic Institute. This is the first IBM quantum system on a college campus anywhere in the world. This installation will advance research in critical areas such as energy storage, materials science, and financial modeling. As always, focusing our portfolio remains a key priority. We closed the sale of The Weather

IBM 1Q24 Earnings Prepared Remarks 10 Company in the first quarter and expect to close the announced acquisition of StreamSets and webMethods from Software AG by mid- year. Overall, we had a positive start to the year which gives us confidence in our next quarter and full year expectations. Jim will now take you through the details of the quarter. Jim, over to you.

IBM 1Q24 Earnings Prepared Remarks 11 Financial Highlights Thanks Arvind. In the first quarter, we delivered $14.5 billion in revenue, $3.0 billion of adjusted EBITDA, $1.7 billion of operating pre-tax income and $1.68 operating earnings per share. And we generated free cash flow of $1.9 billion, up approximately $600 million year over year. Our revenue for the quarter was up 3% at constant currency. We saw an impact to our top-line performance from the closing of The Weather Company earlier than expected in the quarter. Software grew by 6%, with growth across Hybrid Platform & Solutions and Transaction Processing, and continued strength in our recurring revenue base. Consulting was up 2%, reflecting organic growth. We continue to have solid signings performance and a trailing twelve-month book to bill of over 1.15. Infrastructure had strong performance, delivering growth across all of our hardware offerings. Looking at our profit metrics, we expanded operating gross margin by 100 basis points and operating pre-tax margin by 130 basis points over last year, inclusive of about a 100-basis point currency headwind to pre-tax margin. At the end of January, we closed on the divestiture of The Weather Company, generating a pre-tax gain of $241 million in the quarter. Mitigating that benefit, we took charges of $374 million to address workforce rebalancing. Operating pre-tax margin was up 50 basis points, excluding the year-over-year impacts of workforce rebalancing and divestiture dynamics. We are pleased with this performance, in line with our guidance of roughly 50 basis points of operating pre-tax margin improvement in 2024. Margin expansion was driven by our operating leverage, product mix and ongoing productivity initiatives. This allowed for continued investments to drive innovation which you can see in our higher

IBM 1Q24 Earnings Prepared Remarks 12 R&D expense. The timing of discrete tax items this quarter resulted in an operating tax rate of about 6%. We are still expecting a full year operating tax rate consistent with last year. Overall, the combination of our revenue and operating margin performance resulted in 7% growth in our Adjusted EBITDA. This contributed to our free cash flow performance. For the quarter, we generated $1.9 billion of free cash flow, up $600 million year over year. This growth reflects the performance of our underlying business with Adjusted EBITDA up $200 million year-over-year and about $400 million from timing of balance sheet dynamics and capex. Over the last twelve months, we generated free cash flow of $11.8 billion. This puts us on track to deliver about $12 billion of free cash flow for the year with the growth largely driven by Adjusted EBITDA. Since our acquisition of Red Hat, excluding 2021 when we spun off Kyndryl, our operating net income to free cash flow realization averaged 120%. Two factors drive this. One is stock based compensation which today represents 15 points of realization. And two, given the shift in our portfolio to a growing software business, deferred income also contributes to our realization. In terms of cash uses, we returned $1.5 billion to shareholders in the form of dividends. From a balance sheet perspective, we have a very strong liquidity position with cash of $19.3 billion, up from $13.5 billion at year end 2023. Our debt balance at the end of the first quarter was $59.5 billion, including $9.9 billion from our financing business.

IBM 1Q24 Earnings Prepared Remarks 13 Software Turning to the segments, Software revenue grew 6%, with good performance across both Hybrid Platform & Solutions and Transaction Processing. As mentioned in January, the Software revenue growth drivers for the year include Red Hat growth, acquisitions, strong recurring revenue and Transaction Processing – and this is just how the first quarter played out. Hybrid Platforms & Solutions revenue was up 7%. Let me spend a minute on the various elements. Red Hat revenue grew 9%, reflecting solid performance across the three key solutions – RHEL, OpenShift and Ansible. Annual bookings growth was again in the mid-teens with OpenShift up over 40% this quarter and RHEL and Ansible each up double digits. Beyond Red Hat, recent acquisitions contributed to the growth profile of Hybrid Platforms & Solutions, as did new innovation areas including watsonx. The combination of Apptio, acquired mid-last year, and our IT Automation portfolio has delivered strong results, unlocking the full benefits of a FinOps solution for technology investments across hybrid cloud environments. In fact, just this quarter we partnered with Microsoft to bring Apptio to Azure and will co-sell to our joint customers and Microsoft has agreed to adopt Apptio’s capabilities in parts of their organization. Our revenue performance continues to reflect growth in our high-value, recurring revenue base. Our ARR, after removing The Weather Company and security services, is now $13.9 billion, up over 8% since last year. Transaction Processing, with its strong base of recurring revenue, delivered revenue growth of 4%. Clients continue to value this portfolio of mission-critical software, supporting growing workloads on our hardware

IBM 1Q24 Earnings Prepared Remarks 14 platforms. And there’s an increasing interest in generative AI application modernization capabilities like watsonx Code Assistant for Z. Software segment profit was up 80 basis points while absorbing both key investments in innovation and about a point of currency impact in the quarter. We continue to deliver operating leverage driven by our revenue performance this quarter.

IBM 1Q24 Earnings Prepared Remarks 15 Consulting Our Consulting revenue was up 2%. We continue to see clients prioritizing large data and technology transformation projects focused on driving productivity with AI and analytics. These results reflect the organic performance of our business. Solid demand for our offerings led to signings growth of 4%, our highest absolute first quarter signings in recent history and our trailing twelve-month book-to-bill ratio remains over 1.15. Our overall backlog remains healthy, up 7% year over year and backlog erosion levels remain stable. At the same time, we saw both a lengthening of backlog duration driven by large scale digital transformations and a reduced level of revenue realization in the quarter as clients tightened discretionary spending. Contributing to growth across the business this quarter, our strategic partnerships continue to make up over 40% of our Consulting revenue with both AWS and Azure practices growing double digits. Additionally, our Red Hat practice grew revenue double digits. Expanding upon our partnerships, we are leveraging Microsoft Copilot to drive productivity for our clients. Just as we quickly ramped a meaningful book of business around Red Hat to address the hybrid cloud opportunity, we are ahead of pace at this stage with our generative AI book of business. Turning to our lines of business, Business Transformation revenue grew 3%, led by supply chain and finance transformations. Customer experience transformations also contributed to growth. Technology Consulting revenue was also up 3% with double digit growth in cloud modernization projects and both strategic partnerships and Red Hat engagements delivered double digit growth. Application Operations revenue declined reflecting weakness in on-prem custom application

IBM 1Q24 Earnings Prepared Remarks 16 management projects, partially offset by strength in cloud-based application management offerings. Moving to Consulting profit, we delivered over 8% of segment profit margin, which is flat year to year. Our segment profit margin was impacted by about a point of currency, offsetting improvements from pricing and productivity actions we have taken.

IBM 1Q24 Earnings Prepared Remarks 17 Infrastructure Moving to Infrastructure, revenue grew reflecting growth in Hybrid Infrastructure of 6% and declines in Infrastructure Support of 7%. Within Hybrid Infrastructure, growth was broad-based with strong demand for our hardware offerings across IBM Z, Power and Storage. In IBM Z revenue was up 5% in the eighth quarter of z16 product availability. Now two years in, this product cycle continues to resonate with clients and surpass z15 revenue performance. IBM Z is uniquely positioned for AI with the first processor designed with on-chip acceleration for real-time AI inferencing. In fact, we’re working with over 100 clients on the application of AI on z16. Use cases range from fraud detection to anti- money laundering to anomaly detection. This remains an enduring platform, driving not just hardware adoption but also related software, storage and services. Distributed Infrastructure delivered 7% revenue growth with strength in both Power and Storage. Power performance was fueled by demand for data intensive workloads. Storage delivered strong double digit revenue growth including demand for high-end storage tied to the z16 cycle. And clients are also looking to our storage offerings for data-curation, model-building, and fine-tuning in support of generative AI. Looking at Infrastructure profit, we delivered both gross profit and segment profit margin expansion. Segment profit margin expanded 20 basis points in the quarter, reflecting benefits from productivity, while absorbing about a point of impact from currency.

IBM 1Q24 Earnings Prepared Remarks 18 Summary Now, let me bring it back to the IBM level to wrap up. More than two years into our mid-term model, we are a more focused business that has delivered sustained revenue and free cash flow growth. Over this time, we’ve continued to invest organically and inorganically, bring new products and innovation to market, expand our ecosystem and drive productivity across our business. Our first quarter performance is another proof point of this progress with constant currency revenue growth, operating gross margin and operating pre-tax margin expansion, and the strongest first quarter free cash flow in many years. Looking to the full year 2024, we are holding our view on our two primary metrics, revenue and free cash flow. We see full year constant currency revenue growth in line with our mid-single digit model, still prudently at the low-end. And for free cash flow, we expect to generate about $12 billion dollars, driven primarily by growth in Adjusted EBITDA. On the segments, in Software, we had a solid start to the year and continue to expect growth slightly above the high-end of our mid-single digit model. In Consulting, we continue to see strong demand for digital transformations– though as I said, we are seeing some pressure on smaller more discretionary projects. We now see mid-single digit revenue growth in Consulting, with acceleration throughout the year. Given our ongoing productivity initiatives and investment in innovation, we expect to see about a point of segment profit margin expansion in both of these segments. And in Infrastructure, given product cycle dynamics, we expect revenue to decline, driving about a half a point impact to our overall growth. Given IBM Z cycle dynamics, we expect segment profit margin to be lower year over year.

IBM 1Q24 Earnings Prepared Remarks 19 With these segment dynamics, we continue to expect IBM’s operating pre- tax margin to expand by about a half a point year to year, consistent with our view 90 days ago. And we are maintaining our view of operating tax for the year, to be consistent with last year, in the mid-teens range. We took a workforce rebalancing charge this quarter and as I mentioned 90 days ago, we continue to see the overall amount this year consistent with last year. We expect this to pay back by the end of the year. On currency, given the strengthening of the dollar, we now expect a 150 to 200 basis point impact to revenue growth for the year, which is about one point worse than 90 days ago. For the second quarter, I expect our constant currency revenue growth rate to be consistent with the full year. Our tax rate is expected to be in the high teens. And for profit, we expect the first half skew of net income will remain a couple points ahead of the prior year. In closing, we are pleased with our performance to start the quarter. We are positioned to grow revenue, expand operating profit margin and grow free cash flow for the year. Arvind and I are now happy to take your questions. Olympia, lets get started.

IBM 1Q24 Earnings Prepared Remarks 20 Closing Thank you, Jim. Before we begin the Q&A, I’d like to mention a couple of items. First, supplemental information is provided at the end of the presentation. And then second, as always, I’d ask you to refrain from multi-part questions. Operator, let’s please open it up for questions.